Keith Bair, Senior Vice President and CFO
keith.bair@FARO.com, 407-333-9911

FARO Reports Third Quarter Sales Growth of 16.0%; Increases Full Year Guidance

LAKE MARY, FL., October 30, 2007 - FARO Technologies, Inc. (NASDAQ: FARO) today announced results for the third quarter ended September 29, 2007. Net income for the third quarter was $0.7 million, or $0.04 per diluted share, a decrease of $2.5 million, compared to $3.2 million, or $0.22 per diluted share, in the third quarter of 2006. The third quarter results include a charge of $2.65 million for the estimated fines and penalties that the company anticipates could be necessary to resolve the previously announced Foreign Corrupt Practices Act (“FCPA”) matter with the U.S. Department of Justice (“DOJ”) and U.S. Securities and Exchange Commission (“SEC”). Excluding this $2.65 million charge and the $0.6 million of related tax effects, net income would have been $4.0 million, or $.25 per diluted share.(1)

Sales for the third quarter of 2007 were $44.5 million, an increase of $6.1 million, or 16.0%, from $38.4 million in the third quarter of 2006. New order bookings for the third quarter were $43.8 million, an increase of $5.1 million, or 13.2%, compared to $38.7 million in the year-ago quarter. Year-to-date sales are $132.4 million, an increase of 22.1% and well within the company’s full-year guidance of 20-25% sales growth.

“On a year-to-date basis our performance is in-line with our expectations and we’re well-positioned for the fourth quarter,” stated Jay Freeland, FARO’s President and CEO. “The non-recurring effect of the estimated fines and penalties from the SEC and DOJ had a significant impact on earnings for the quarter. However, we are pleased to be working toward a final resolution of the FCPA matter. The overall fundamentals of our markets and our Company remain strong. The combination of our secondary offering as well as our cash from operations put almost $100 million on the balance sheet which we will use to continue fueling our growth. We just released two new ground-breaking products, the R&D pipeline is full, and we’ve seen no change in demand for the existing products in our portfolio.”

Gross margin for the third quarter of 2007 was 59.4%, compared to 58.0% in the third quarter of 2006. Gross margin increased primarily as the result of an increase in unit sales in product lines with lower unit costs due to continuing productivity improvements. Year-to-date gross margin is 60.1%, slightly higher than the company’s full-year guidance of 57-59%.

Selling expenses as a percentage of sales increased to 30.6% in the third quarter of 2007 compared to 27.6% in the third quarter of 2006 primarily due to increased compensation and marketing costs.

General and administrative expenses were 17.9% of sales for the third quarter of 2007 compared to 14.4% of sales in the third quarter of 2006. General and administrative expenses in the third quarter of 2007 include the accrual of $2.65 million for the estimated fines and penalties that could be necessary to resolve the FCPA matter and $0.4 million of professional fees related to the Company’s FCPA matter. The third quarter of 2006 also includes $1.0 million of professional fees related to the FCPA matter and patent litigation costs.

Research and development expenses were $2.9 million for the third quarter of 2007, up from $1.7 million in the third quarter of 2006. The increase was driven primarily by costs associated with the recent launches of the Quantum FaroArm and Fusion FaroArm product lines.

Operating margin for the third quarter of 2007 was 2.2%, compared to 8.9% in the year ago quarter.

Income tax expense was $1.6 million for the third quarter of 2007 compared to $0.5 million in the third quarter of 2006. The Company’s effective tax rate was 69.5% in the third quarter of 2007 primarily as a result of the increase in non-deductible expenses for U.S. income tax purposes associated with the FCPA matter compared to 13.9% in the third quarter of 2006. The Company’s effective income tax rate in the third quarter of 2007, excluding the effects of the $2.65 million penalty, would have been 19.9%.(2)

FCPA Update

The Company anticipates that resolution of the FCPA matter will not result in formal criminal charges being filed against it by the DOJ. The Company expects, in addition to monetary sanctions, the final resolution of the FCPA matter with the SEC and the DOJ will include continuing obligations with the SEC and the DOJ with respect to monitoring, compliance with the FCPA and other laws, full cooperation with the government, and the adoption of a compliance code containing specific provisions intended to prevent violations of the FCPA.

The Company expects that its monitoring obligations will continue for a period of two years starting with the final resolution of the FCPA matter with the SEC and the DOJ. The Company preliminarily estimates that the costs associated with the monitoring obligations to be in the range of $1 million to $2 million. However, because the scope of the monitoring obligation has not yet been determined and the outside monitoring firm has not yet been selected, the actual costs incurred may vary from the Company’s preliminary estimate. The Company intends to provide updates with respect to the monitoring costs when additional information is available to the Company.

Full Year Sales and Gross Margin Guidance

“Based on the strength of our year-to-date performance, we are maintaining our previously stated full year sales guidance range of approximately 20% - 25% growth and increasing our gross margin range to 58% to 60%,” Freeland concluded.

______________________________

(1) The Company believes that measuring net income and net income per diluted share without the impact of the $2.65 million FCPA charge and the $0.6 million of related tax effects is useful to management and investors (when presented in conjunction with the comparable GAAP measure of net income and net income per diluted share) because the impact of the $2.65 million charge on the Company’s tax rate could otherwise be unclear to investors. In addition, management refers to these financial measures to facilitate internal and external comparisons to the Company’s historical operating results.

(2) The Company believes that calculating its effective tax rate without the impact of the FCPA charge is useful to management and investors because the impact of the $2.65 million charge on the Company’s tax rate could otherwise be unclear to investors. In addition, management refers to the adjusted effective tax rate to facilitate internal and external comparisons to the Company’s historical tax rate. The Company’s third quarter effective tax rate without the impact of the FCPA charge would have been calculated in accordance with FIN No. 18.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” “target,” “goal,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:
•	our inability to further penetrate our customer base;
•	development by others of new or improved products, processes or technologies that make our products obsolete or less competitive;
•	our inability to maintain our technological advantage by developing new products and enhancing our existing products;
•	our inability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated;
•	the cyclical nature of the industries of our customers and the financial condition of our customers;
•	the fact that the market potential for the CAM2 market and the potential adoption rate for our products are difficult to quantify and predict;
•	the inability to protect our patents and other proprietary rights in the United States and foreign countries;
•
fluctuations in our annual and quarterly operating results , and the inability to achieve our financial operating targets as a result of a number of factors including, but not limited to (i) litigation and regulatory actions brought against us, (ii) quality issues with our products, (iii) excess or obsolete inventory,(iv) raw material price fluctuations, (v) expansion of our manufacturing capability and other inflationary pressures, (vi) the size and timing of customer orders, (vii) the amount of time that it takes to fulfill orders and ship our products, (viii) the length of our sales cycle to new customers and the time and expense incurred in further penetrating our existing customer base, (ix) increases in operating expenses required for product development and new product marketing, (x) costs associated with new product introductions, such as product development, marketing, assembly line start-up costs and low introductory period production volumes, (xi) the timing and market acceptance of new products and product enhancements, (xii) customer order deferrals in anticipation of new products and product enhancements, (xiii) our success in expanding our sales and marketing programs, (xiv) costs associated with opening new sales offices outside of the United States, (xv) fluctuations in revenue without proportionate adjustments in fixed costs, (xvi) the efficiencies achieved in managing inventories and fixed assets; (xvii) investments in potential acquisitions or strategic sales, product or other initiatives, (xviii)shrinkage or other inventory losses due to product obsolescence, scrap, or material price changes, (xix) adverse changes in the manufacturing industry and general economic conditions, (xx) compliance with government regulations, including health, safety, and environmental matters, and (xxi) other factors noted herein;

•	changes in gross margins due to changing product mix of products sold and the different gross margins on different products,
•	our inability to successfully implement the requirements of Restriction of use of Hazardous Substances (RoHS) and Waste Electrical and Electronic Equipment (WEEE) compliance into our products;
•	the inability of our products to displace traditional measurement devices and attain broad market acceptance;
•	the impact of competitive products and pricing in the CAM2 market and the broader market for measurement and inspection devices;
•	the effects of increased competition as a result of recent consolidation in the CAM2 market;

•
risks associated with expanding international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens of complying with a wide variety of foreign laws and labor practices;

•	unforeseen developments in our FCPA matter or in complying with the FCPA in the future;
•
the fact that there is no assurance that the Company’s discussions with the SEC and the DOJ will result in a resolution of the FCPA matter with either the DOJ or the SEC or that any such resolution, if reached, may differ from the resolution currently anticipated by the Company;

•	the fact that predicting when the FCPA matter will be finally resolved with the SEC and the DOJ is not possible;
•
the fact that the amount of monetary sanctions ultimately paid by the Company to the SEC and the DOJ in resolving the FCPA matter, whether imposed on the Company or agreed to by settlement, may exceed the amount that that has been reserved by the Company;

•
the fact that the ultimate costs of the Company’s continuing monitoring obligations in respect of the FCPA matter are uncertain and may vary from the Company’s preliminary estimates of such amount as a result of a number of factors, including without limitation the fact that neither the scope of the monitoring obligation nor the identity of outside monitoring firm have been determined;

•	the outcome of the class action securities litigation against us, including any amounts that are not covered by the Company’s D&O insurance;
•	higher than expected increases in expenses relating to our Asia Pacific expansion or our Singapore manufacturing facility;
•	our inability to find less expensive alternatives to stock options to attract and retain employees;
•	the loss of our Chief Executive Officer, our Chief Technology Officer, our Chief Financial Officer, or other key personnel;
•	difficulties in recruiting research and development engineers, and application engineers;
•	the failure to effectively manage our growth;
•	variations in the effective tax rate and the difficulty predicting the tax rate on a quarterly and annual basis;
•	the loss of key suppliers and the inability to find sufficient alternative suppliers in a reasonable period or on commercially reasonable terms; and
•	the other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO
With approximately 14,600 installations and 7,000 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement devices and software used to create digital models - or to perform evaluations against an existing model - for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites.

FARO's technology increases productivity by dramatically reducing the amount of on-site measuring time, and the various industry-specific software packages enable users to process and present their results quickly and more effectively.
Principal products include the world's best-selling portable measurement arm - the FaroArm; the world's best-selling laser tracker - the FARO Laser Tracker X and Xi; the FARO Laser ScanArm; FARO Laser Scanner LS; the FARO Gage, Gage-PLUS and PowerGAGE; and the CAM2 family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO-9001 certified and ISO-17025 laboratory registered.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	Sep 29, 2007	Sep 30, 2006	Sep 29, 2007	Sep 30, 2006

SALES	$44,521	$38,365	$132,389	$108,463
COST OF SALES (exclusive of depreciation and amortization, shown separately below)	18,065	16,121	52,873	44,822

GROSS PROFIT	26,456	22,244	79,516	63,641

OPERATING EXPENSES:
Selling	13,625	10,597	39,951	32,458
General and administrative	7,978	5,519	18,496	18,296
Depreciation and amortization	971	1,023	3,013	3,096
Research and development	2,881	1,741	7,129	5,390

Total operating expenses	25,455	18,880	68,589	59,240

INCOME FROM OPERATIONS	1,001	3,364	10,927	4,401

OTHER (INCOME) EXPENSE
Interest (income)	(590)	(189)	(1,182)	(516)
Other (income) expense, net	(720)	(153)	(1,427)	(440)
Interest expense	3	3	7	9

INCOME BEFORE INCOME TAX	2,308	3,703	13,529	5,348

INCOME TAX EXPENSE	1,603	514	3,840	810

NET INCOME	$705	$3,189	$9,689	$4,538

NET INCOME PER SHARE - BASIC	$0.04	$0.22	$0.64	$0.32

NET INCOME PER SHARE - DILUTED	$0.04	$0.22	$0.63	$0.31

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 29,	December 31,
(in thousands, except share data)	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$25,409	$15,689
Short-term investments	72,780	15,790
Accounts receivable, net	44,554	42,706
Inventories	26,440	23,429
Deferred income taxes, net	2,695	1,845
Prepaid expenses and other current assets	7,115	3,222
Total current assets	178,993	102,681

Property and Equipment:
Machinery and equipment	12,008	9,131
Furniture and fixtures	4,625	3,988
Leasehold improvements	3,066	2,615
Property and equipment at cost	19,699	15,734
Less: accumulated depreciation and amortization	(12,651)	(8,889)
Property and equipment, net	7,048	6,845
Goodwill	18,510	17,266
Intangible assets, net	5,967	6,221
Service Inventory	10,448	7,278
Deferred income taxes, net	3,648	3,985
Total Assets	$224,614	$144,276

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$9,811	$11,182
Accrued liabilities	13,729	10,379
Income taxes payable	1,209	2,151
Current portion of unearned service revenues	6,945	4,569
Customer deposits	252	618
Current portion of long-term debt and obligations under capital leases	54	90
Total current liabilities	32,000	28,989
Unearned service revenues - less current portion	5,123	2,917
Deferred tax liability, net	1,044	1,200
Long-term debt and obligations under capital leases - less current portion	166	115
Total Liabilities	38,333	33,221
Commitments and contingencies

Shareholders' Equity:
Common stock - par value $.001, 50,000,000 shares authorized; 16,689,853 and 14,586,402 issued; 16,621,893 and 14,464,715 outstanding, respectively	17	14
Additional paid-in-capital	147,946	85,160
Retained earnings	35,142	25,452
Accumulated other comprehensive (loss)	3,327	580
Common stock in treasury, at cost - 40,000 shares	(151)	(151)
Total Shareholders' Equity	186,281	111,055
Total Liabilities and Shareholders' Equity	$224,614	$144,276

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
(in thousands)	Sep 29, 2007	Sep 30, 2006
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net income	$9,689	$4,538
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,013	3,096
Amortization of stock options and restricted stock units	956	151
Provision for bad debts	223	-
Deferred income tax benefit	(542)	(402)
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(218)	(7,146)
Inventories	(4,798)	1,601
Prepaid expenses and other current assets	(695)	(2,117)
Income tax benefit from exercise of stock options	(2,993)	-
Increase (decrease) in:
Accounts payable and accrued liabilities	2,499	(537)
Income taxes payable	(785)	666
Customer deposits	(314)	345
Unearned service revenues	5,064	2,527
Net cash provided by operating activities	11,099	2,722

INVESTING ACTIVITIES:
Purchases of property and equipment	(1,807)	(2,680)
Payments for intangible assets	(264)	(714)
(Purchases of) proceeds from short-term investments	(56,990)	700
Net cash used in investing activities	(59,061)	(2,694)

FINANCING ACTIVITIES:
Payments of capital leases	(60)	(146)
Income tax benefit from exercise of stock options	2,993	-
Proceeds from issuance of stock, net	58,409	-
Net cash provided by (used in) financing activities	61,342	(146)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,660)	(212)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,720	(330)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	15,689	9,278

CASH AND CASH EQUIVALENTS, END OF PERIOD	$25,409	$8,948

###